Exhibit 10.3

2025 Award

AMERICAN WELL CORPORATION
2020 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

For Israeli Participant under Section 3(i) of the Ordinance

Name of Participant:	Ido Schoenberg

Address:	c/o American Well Corporation 75 State Street, 26th Floor Boston, MA 02109

Date of Grant:	August 13, 2025

Total Number of Restricted Stock Units:	50,000

Type of Shares Issuable on Vesting (“Shares”):	Class A Common Stock

Vesting Schedule:	The RSUs shall vest according to the vesting terms and conditions set forth in Exhibit A attached hereto.

The Company and Participant acknowledge receipt of this Notice of Restricted Stock Unit Grant and agree to the terms and conditions of the Restricted Stock Unit Agreement attached hereto (including Exhibit A thereto) (the “Agreement”) and incorporated by reference herein, the Company’s 2020 Equity Incentive Plan (the “Plan”), its Israeli Sub Plan (the “Sub-Plan”), Section 3(i) of the Ordinance (“Section 3(i)”), any applicable ITA rulings or guidelines, the Company procedures in connection with the grants of RSUs, and the terms of this Notice of Restricted Stock Unit Grant as set forth above. Each term that is capitalized but not defined herein or in the Agreement has the meaning given to it in the Plan or the Sub-Plan.

By the signature of Participant and the signature of the Company’s representative below, Participant and the Company agree that the Restricted Stock Units are granted under and governed by (i) this Notice and the Agreement and (ii) the Plan (including the Sub-Plan), a copy of which has been provided to Participant or made available for his review, and Section 3(i).

In addition, by his signature below, Participant confirms that the Company, its Affiliates and their assignees and successors shall be under no duty to ensure, and no representation or commitment is made, that an Award qualifies or shall qualify under any particular tax treatment. Participant agrees that the Company, its Affiliates and their respective employees, directors, officers and shareholders shall not be liable for any tax, penalty, interest or cost incurred by Participant as a result of a determination that the Award does not qualify for any particular tax treatment, nor will any of them have any liability of any kind or nature in the event of such determination.

AMERICAN WELL CORPORATION		PARTICIPANT

By:	s/o Anna Nesterova	By:	s/o Ido Schoenberg
Name:	Anna Nesterova_______________________	Name:	Ido Schoenberg

Title:	Deputy General Counsel, Head of Legal____

AMERICAN WELL CORPORATION

RESTRICTED STOCK UNIT AGREEMENT - INCORPORATED TERMS AND
CONDITIONS

For Israeli Participant under Section 3(i) of the Ordinance

A. Award of RSUs. American Well Corporation, a Delaware corporation (the “Company”), hereby grants to the Participant (“Participant”) named in the Notice of Restricted Stock Unit Grant (the “Notice of RSU Grant”), in consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the date of grant (the “Date of Grant”) set forth in the Notice of RSU Grant, the number of Restricted Stock Units (“RSUs”) set forth in the Notice of RSU Grant, upon the terms and conditions set forth in the Company’s 2020 Equity Incentive Plan and the Israeli Sub Plan thereto applicable to Israeli Participants (the “Sub Plan” and jointly referred to herein as the “Plan”, except where the context otherwise requires), which is incorporated herein by reference, Section 3(i), any applicable ITA rulings or guidelines, the Company procedures in connection with the grants of RSUs, and this Restricted Stock Unit Agreement (including Exhibit A hereto, this “Agreement”), subject to adjustment as provided in Section 14 of the Plan and Section 4 of Exhibit A. Each RSU represents the right to receive one Share, at the time and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the issuance of any Shares subject thereto. The RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company. Unless otherwise defined herein or in the Notice of RSU Grant, the terms defined in the Plan shall have the same defined meanings in this Agreement.

B. Vesting of RSUs. The RSUs shall be eligible to vest in such amounts and at such times as are set forth in the Notice of RSU Grant and this Agreement.

C. Distribution or Payment of RSUs.

(1) Participant’s vested RSUs shall be distributed in Shares (either in book-entry form or otherwise) to Participant as soon as administratively practicable following the vesting of the applicable RSU pursuant to this Agreement and, in any event, within sixty (60) days following such vesting (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section (C)(1) if such delay will result in the RSUs becoming “nonqualified deferred compensation” within the meaning of Code Section 409A.

(2) All distributions made in Shares shall be made by the Company in the form of whole Shares. In the event that any fractional Share would otherwise be delivered hereunder, the number of Shares delivered shall instead be rounded down to the nearest whole Share.

D. Conditions to Issuance of Stock. The Company shall not be required to issue or deliver any certificate or certificates for any Shares. Further, the Company shall not be required to cause any Shares to be held in book-entry form prior to the fulfillment of any or all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification or exemption of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt by the Company of any tax obligations due on issuance of such Shares, which may be in one or more of the forms of consideration permitted under Section (E)(1).

E. Tax Obligations.

(1) The Company (or the Parent or Subsidiary employing or retaining Participant) has the authority to deduct or withhold, or require Participant to remit to the applicable employing entity, an amount sufficient to satisfy any applicable U.S. federal, state, local, and non-U.S. (including Israeli) income, employment and other tax withholding requirements (including the employee portion of any FICA obligation) applicable to the issuance of Shares pursuant to the RSUs or with respect to any taxable event arising pursuant to this Agreement, in any case, based on the maximum statutory withholding rates in Participant’s applicable jurisdiction for U.S. federal, state, local and non-U.S. (including Israeli) tax purposes (such withholding obligations collectively, the “Withholding Obligations”). The Company (or its Parent or Subsidiary, as applicable) may withhold, or if Participant is subject to Section 16 of the Exchange Act, Participant shall be permitted to instruct the Company to withhold, such payment of such Withholding Obligations in one or more of the following forms:

(i) by cash or check;

(ii) by electing to have withheld the net number of Shares otherwise issuable pursuant to the RSUs having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Withholding Obligations;

(iii) by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Withholding Obligations; or

(iv) with the consent of the Administrator, by selling a sufficient number of Shares otherwise deliverable to Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount necessary to satisfy the Withholding Obligations.

Participant acknowledges and agrees that the Company may refuse to deliver the Shares issuable with respect to the RSUs to, or cause any such Shares to be held in book-entry form by, Participant or his or her legal representative if such amount necessary to satisfy such Withholding Obligations is not timely delivered in full pursuant to this Section (E)(1).

(2) Code Section 409A. It is intended that this Award comply with the provisions of Code Section 409A or satisfy the requirements for an exemption from Code Section 409A, and, accordingly, to the maximum extent permitted, this Award shall be interpreted and be administered in a manner to be in accordance therewith. If the parties in good faith believe that the Award is not in compliance with Code Section 409A, the parties shall in good faith attempt to amend this Agreement to comply with Section 409A while endeavoring to maintain the intended economic benefits hereunder.

(3) Liability. Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any of its Parents or Subsidiaries takes with respect to any Withholding Obligations that arise in connection with the RSUs. Neither the Company nor any of its Parents or Subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares. The Company and its Parents and Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

F. Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder, including the right to receive dividends or dividend equivalents, if any, with respect to any Shares subject to the RSUs (without limiting Section 4 of Exhibit A below in the case of adjustments to the RSUs made in connection with any dividends declared on Shares), unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares.

G. RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the written consent of the Administrator, the RSUs may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require at such time.

H Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, the Notice of RSU Grant and this Agreement constitute the entire agreement of the parties, and supersede in their entirety all prior undertakings and agreements of the parties, with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant or as is otherwise permitted under the Plan. The Agreement is governed by the internal substantive laws but not the choice of law rules of Israel.

I. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUS PURSUANT TO THE VESTING SCHEDULE HEREOF AND ISSUANCE OF SHARES PURSUANT THERETO IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

J. Administration. The Administrator shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan or this Agreement.

K. Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs are subject to adjustment, modification and termination as provided in this Agreement and the Plan, including Section 14 of the Plan and Section 4 of Exhibit A.

L. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s address set forth below. By a notice given pursuant to this Section (L), either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”), Participant consents to the delivery of any notice to Participant given by the Company under the DGCL or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number for Participant in the Company’s records, (ii) electronic mail to the electronic mail address for Participant in the Company’s records, (iii) posting on an electronic network together with separate notice to Participant of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to Participant. This consent may be revoked by Participant by written notice to the Company and may be deemed revoked in the circumstances specified in Section 232 of the DGCL.

M. Conformity to Securities Laws; Clawback Policies. Participant acknowledges that the Plan and this Agreement are intended to conform, to the extent necessary, with all provisions of the Securities Act and the Exchange Act and any and all Applicable Law and regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such Applicable Law. Participant acknowledges and agrees that the RSUs are subject to the terms of the Company’s clawback policy or policies, as in effect from time to time, as well as any other clawback provisions under applicable law or any stock exchange requirement.

N. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

O. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section (G) above and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

P. Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.

EXHIBIT A

1.
Vesting Conditions. Except as expressly provided below, the RSUs will become vested on the dates set forth below, subject to Participant not having experienced a Termination of Service prior to the applicable vesting date.

Date	Number of RSUs
First anniversary of the Date of Grant	16,666
Second anniversary of the Date of Grant	16,667
Third anniversary of the Date of Grant	16,667

2.
Termination of Service. Notwithstanding anything to the contrary in the Employment Agreement (as defined below):
(a)
If Participant experiences a Termination of Service prior to an applicable vesting date specified above, any then-unvested RSUs shall immediately be forfeited for no consideration; provided that, notwithstanding the foregoing, in the event of a Termination of Service (i) by the Company without Cause, (ii) by Participant with Good Reason, (iii) due to a non-renewal of Participant’s employment agreement by the Company, or (iv) due to Participant’s death or Disability (as such terms are defined in Participant’s Employment Agreement with the Company entered into as of June 18, 2020, as amended from time to time, including under the June 29, 2021 Addendum thereto, (the “Employment Agreement”) and each, a “Good Leaver Termination”), notwithstanding anything to the contrary in the Employment Agreement, any RSUs that would have become vested during the eighteen (18)-month period immediately following such Good Leaver Termination shall immediately become vested as of the date of such Good Leaver Termination (and any then-unvested RSUs after taking into account such acceleration by reason of such Good Leaver Termination will immediately be forfeited for no consideration). Further, as outlined in Section 9(d) of the Employment Agreement, in the event Participant experiences a Termination of Service due to Participant’s retirement (in accordance with the terms of a retirement plan or policy of the Company approved by the Board of Directors and applicable to Participant, which approval, for the avoidance of doubt, has not been given on or prior to the date hereof), any RSUs that are not vested as of the date of such Termination of Service will continue to vest and settle in accordance with the schedule set forth in Section 1 hereof.
(b)
Notwithstanding anything to the contrary in the Plan, the Agreement or the Employment Agreement, Participant will be deemed to have a Termination of Service for purposes of the Agreement and the Plan if Participant ceases to be an employee of the Company and its Subsidiaries serving in a “C-suite”-level role or higher and does not otherwise continue to provide services as Chairman of the Company or otherwise as a director with senior operational and/or executive functions for the Company or any of its affiliates or Subsidiaries or any of their successors or assigns as reasonably determined by the Administrator.
3.
Change in Control. Notwithstanding anything to the contrary in this Exhibit A or the Agreement, in the event of a Change in Control (other than a Change in Control described in Section 2(g)(ii) of the Plan), any then-vested RSUs (or any awards issued in substitution therefor in connection with such Change in Control) shall remain outstanding and shall vest on their applicable vesting date if Participant does not experience a Termination of Service prior to such date; provided, that if Participant experiences a Good Leaver Termination upon or following such Change in Control, such RSUs (or such awards issued in substitution therefor) shall vest in full upon such Good Leaver Termination.

4.
Adjustment. The RSUs shall be subject to adjustment and modification as provided in Section 14 of the Plan in the event of capitalization adjustments of the Company or corporate transactions involving the Company.